Exhibit 10.3(h)(i)

THE SCOTTS MIRACLE-GRO COMPANY
LONG-TERM INCENTIVE PLAN
(Effective January 27, 2017)

RESTRICTED STOCK UNIT AWARD AGREEMENT
FOR THIRD PARTY SERVICE PROVIDERS
(with related Dividend Equivalents)

RESTRICTED STOCK UNITS GRANTED TO
[Grantee’s Name] ON [Grant Date]

This Award Agreement describes the type of Award that you have been granted and the terms and conditions of your Award.

1.    DESCRIPTION OF YOUR RESTRICTED STOCK UNITS. You have been granted [Number] Restricted Stock Units (“RSUs”) and an equal number of related Dividend Equivalents. Each whole RSU represents the right to receive one full Share at the time and in the manner described in this Award Agreement. Subject to Section 5 of this Award Agreement, each Dividend Equivalent represents the right to receive additional RSUs (determined in accordance with Section 5) in respect to the dividends that are declared and paid during the period beginning on the Grant Date and ending on the Settlement Date (as described in Section 4(a) of this Award Agreement) with respect to the Share represented by the related RSU.

The “Grant Date” of your Award is [Grant Date]. To accept this Award Agreement, you must return a signed copy of this Award Agreement no later than [Date], to [Third Party Administrator] (the “Third Party Administrator”) as follows:
[Third Party Administrator]
Attention: [TPA Contact’s Name]
[TPA Contact’s Address]
[TPA Telephone Number]

2.	INCORPORATION OF PLAN AND DEFINITIONS.

(a)
This Award Agreement and your RSUs are granted pursuant to and in accordance with The Scotts Miracle-Gro Company Long-Term Incentive Plan effective January 27, 2017 (the “Plan”). All provisions of the Plan are incorporated herein by reference, and your RSUs and related Dividend Equivalents are subject to the terms of the Plan and this Award Agreement. To the extent there is a conflict between this Award Agreement and the Plan, the Plan will govern.

(b)	Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

3.    VESTING. Except as provided in Section 6 of this Award Agreement, the RSUs described in this Award Agreement will vest as follows:

(a)	General Vesting. If your service continues from the Grant Date until [Vesting Date] (the “Vesting Date”), your RSUs described in this Award Agreement will become 100% vested on the Vesting Date; or

(b)	Accelerated Vesting. Under the following circumstance, your RSUs described in this Award Agreement will vest earlier than the Vesting Date:

(i)	If the Company Terminates your consulting agreement dated [Date], without Cause, before the Vesting Date, the RSUs described in this Award Agreement will become pro rata vested as of the Vesting Date.
The number of RSUs that become pro rata vested in this subsection (b) will be calculated by multiplying the number of RSUs granted under this Agreement by a fraction. The numerator of the fraction will equal the number of days that elapsed beginning with the Grant Date and ending with the date of your Termination. The denominator of the fraction will be 365. Any fractional RSUs will be rounded up to the nearest whole number.

(c)	Cause. For purposes of this Award Agreement, “Cause” means that Grantee has:

(i)	Died or become disabled prior to the vesting date;

(ii)
Materially breached the terms of any consulting or other service provider agreement between the Grantee and the Company if such breach is not cured within thirty (30) days after you receive notice thereof;

(iii)	Been indicted for a felony or serious misdemeanor;

(iv)	Committed an act of fraud or bad faith towards the Company or any Subsidiary or Affiliate; or

(v)	Misappropriated any funds, property or rights of the Company. .

4.    SETTLEMENT.

(a)
Subject to the terms of the Plan and this Award Agreement, your vested RSUs and related dividend equivalents, shall be settled in a lump sum as soon as administratively practicable, but no later than 90 days following the Vesting Date (the “Settlement Date”). Your whole RSUs shall be settled in full Shares, and any fractional RSU shall be settled in cash, determined based upon the Fair Market Value of a Share on the Settlement Date equal to the closing price of a Share on the Settlement date if it is a trading day or, if such date is not a trading day, on the next preceding trading day.

(b)
Except as provided in Section 5 of this Award Agreement, you will have none of the rights of a shareholder with respect to Shares underlying the RSUs unless and until you become the record holder of such Shares.

(c)
Normally, your RSUs will vest and be settled only under the circumstances described above. However, if there is a Change in Control, your RSUs will become 100% vested on the date of the Change in Control and will be settled as described in the Plan. See the Plan for further details.

5.    DIVIDEND EQUIVALENTS. With respect to each dividend equivalent:

(a)	If a cash dividend is declared and paid on the Shares underlying the RSUs, you will be credited with an additional number of RSUs equal to the quotient of:

(i)
The product of (I) the number of RSUs granted under this Award Agreement (including additional RSUs previously credited in accordance with this Section 5) that have not been settled as of the dividend payment date, multiplied by (II) the amount of the cash dividend paid per Share; divided by

(ii)	The Fair Market Value (which shall be equal to the closing price) of a Share on the date such cash dividend is paid.

(b)	If a Share dividend is declared and paid on the Shares underlying the RSUs, you will be credited with an additional number of RSUs equal to the product of:

(i)
The number of RSUs granted under this Award Agreement (including additional RSUs previously credited in accordance with this Section 5) that have not been settled as of the dividend payment date, multiplied by

(ii)	The number of Shares paid as a dividend per Share.

(c)	Any additional RSUs credited pursuant to this Section 5 shall be subject to the same terms and conditions as the DSUs granted pursuant to Section 1 above.

(d)	Any fractional number of RSUs resulting from the calculations under this Section 5 shall be rounded to the nearest whole Share.

6.    FORFEITURE.

(a)	Except as otherwise provided in Section 3 or Section 4(c) of this Award Agreement, you will forfeit your unvested RSUs if you Terminate prior to the Vesting Date.

(b)
If you engage in “Conduct That Is Harmful To The Company” (as described below), you will forfeit your RSUs and related Dividend Equivalents and must return to the Company all Shares and other amounts you have received through the Plan or this

Award Agreement if, without the Company’s written consent, you do any of the following within [Number] days before and [Number] days after you Terminate:

(i)	You breach any confidentiality, nondisclosure, and/or noncompetition obligations under any agreement or plan with the Company or any Affiliate or Subsidiary;

(ii)	You fail or refuse to consult with, supply information to or otherwise cooperate with the Company or any Affiliate or Subsidiary after having been requested to do so;

(iii)	You deliberately engage in any action that the Company concludes has caused substantial harm to the interests of the Company or any Affiliate or Subsidiary;

(iv)
You fail to return all property (other than personal property), including vehicles, computer or other equipment or electronic devices, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data, formulae or any other tangible property or document and any and all copies, duplicates or reproductions that you have produced or received or have otherwise been provided to you in the course of your employment with the Company or any Affiliate or Subsidiary; or

(v)	You engage in conduct that the Committee reasonably concludes would have given rise to a Termination for Cause had it been discovered before you Terminated.

7.    AMENDMENT AND TERMINATION. Subject to the terms of the Plan, the Company may amend or terminate this Award Agreement or the Plan at any time.
8.    BENEFICIARY DESIGNATION. You may name a beneficiary or beneficiaries to receive any RSUs and related Dividend Equivalents that vest before you die but are settled after you die. This may be done only on the Beneficiary Designation Form and by following the rules described in that Form. The Beneficiary Designation Form does not need to be completed now and is not required as a condition of receiving your Award. However, if you die without completing a Beneficiary Designation Form or if you do not complete that Form correctly, your beneficiary will be your surviving spouse or, if you do not have a surviving spouse, your estate.
9.    TRANSFERRING YOUR RSUs AND RELATED DIVIDEND EQUIVALENTS. Except as described in Section 8, your RSUs and related Dividend Equivalents may not be transferred to another person. Also, the Committee may allow you to place your RSUs and related Dividend Equivalents into a trust established for your benefit or the benefit of your family. Contact the Third Party Administrator for further details.

10.    GOVERNING LAW. This Award Agreement shall be governed by the laws of the State of Ohio, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

11.    OTHER AGREEMENTS AND POLICIES. Your RSUs and related Dividend Equivalents will be subject to the terms of any other written agreements between you and the Company or any Affiliate or Subsidiary to the extent that those other agreements do not directly conflict with the terms of the Plan or this Award Agreement. Your RSUs and related Dividend Equivalents granted under the Plan shall be subject to any applicable Company clawback or recoupment policies, share trading policies and other policies that may be implemented by the Company from time to time.
12.    ADJUSTMENTS TO YOUR RSUs. Subject to the terms of the Plan, your RSUs and related Dividend Equivalents will be adjusted, if appropriate, to reflect any change to the Company’s capital structure (e.g., the number of Shares underlying your RSUs will be adjusted to reflect a stock split).
13.    YOUR ACKNOWLEDGMENT OF AND AGREEMENT TO AWARD CONDITIONS.
By signing below, you acknowledge and agree that:
(a)    A copy of the Plan has been made available to you;
(b)    You understand and accept the terms and conditions of your Award;

(c)	By accepting this Award under the Plan, you agree to all Committee determinations as described in the Plan and this Award Agreement.

(d)
You will consent (on your own behalf and on behalf of your beneficiaries and transferees and without any further consideration) to any necessary change to your Award or this Award Agreement to comply with any law and to avoid paying penalties under Section 409A of the Code, even if those changes affect the terms of your Award and reduce its value or potential value; and

(e)	You must return a signed copy of this Award Agreement to the address given above before [Date].

[Grantee’s Name] By: _______________________________ Date signed: ________________________	THE SCOTTS MIRACLE-GRO COMPANY By: ________________________________ [Officer Name] [Officer Title] Date signed: _________________________